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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


     SUBSIDIARY                                                           STATE OF
                                                                        INCORPORATION
Insight Direct, Inc.                                                       Arizona
Insight Credit Corporation                                                 Arizona
Insight Distribution Network International, Inc.                           Arizona
Direct Alliance Corporation                                                Arizona
B&M Distributing, Inc.                                                     Arizona
TN, Inc.                                                                   Arizona
ITA, Inc.                                                                  Arizona
Insight International, Inc.                                                Arizona
Insight Canada, Inc.                                                       Arizona
Refurb Services, Inc.                                                      Arizona
Insight Direct Canada, Inc.                                                Canada
JDC, Inc.                                                                  Arizona
Insight.com Bowl                                                           Arizona
Apex Financial                                                             Arizona